Exhibit 10.16

The agreement is representative of similar agreements executed with other investors in the financing, which is. identical in all material respects except as to the parties thereto, the dates of execution, or other details. A Schedule A is filed with this exhibit identifying the documents omitted and setting forth the material details in which such documents differ from this Form of Securities Purchase Agreement exhibit.

SECURITIES PURCHASE AGREEMENT

(Canadian investors)

NOTICE TO PROSPECTIVE SUBSCRIBERS

NANO INNOVATIONS INC. (THE “COMPANY”) IS NOT A REPORTING ISSUER UNDER CANADIAN SECURITIES LEGISLATION OR THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934. PURCHASING SHARES UNDER THIS SUBCRIPTION AGREEMENT MEANS THAT YOU ARE ACQUIRING SECURITIES OF A COMPANY WHOSE SHARES ARE NOT FREELY TRADABLE AND ARE SUBJECT TO RESTRICTIONS ON RESALE. THE COMPANY IS NOT A REPORTING ISSUER IN ANY JURISDICTION AND NO ASSURANCE CAN BE GIVEN THAT THE COMPANY WILL BECOME A REPORTING ISSUER. IF THE COMPANY DOES NOT BECOME A REPORTING ISSUER THE SECURITIES ACQUIRED UNDER THIS PRIVATE PLACEMENT WILL BE SUBJECT TO RESTRICTIONS ON RESALE FOR AN UNLIMITED PERIOD.

This Securities Purchase Agreement (this “Agreement”) is dated [ ] between Nano Innovations, Inc., a British Columbia company (the “Company”), and each purchaser identified on the Annex A hereto (each, including its successors and assigns, an “Investor” or “Holder” and collectively, the “Investors” or “Holders”).

WHEREAS, pursuant to Agreement, the Investors will agree to purchase from the Company, and the Company will agree to sell and issue to the Investors, (i) 10% senior secured convertible promissory notes in the form of Appendix B hereto (each, a “Note” and collectively, the “Notes”), and (ii) warrants in the form of Appendix C (each a “Warrant” and collectively, the “Warrants”) permitting the Investor to purchase an amount of common stock (the “Common Stock”), of the Company equal to 50% of the number of shares of the Common Stock issuable upon the conversion of the Investor’s Note as set forth on the signature page hereto, subject to the terms and conditions therein contained;

WHEREAS, Spartan Capital Securities, LLC (the “Placement Agent”) is acting as the exclusive placement agent for the offering of Notes and Warrants contemplated by this Agreement (the “Offering”) to investors located in the United States but is not acting as placement agent in respect of sales under the Offering to investors in Canada;

WHEREAS, the Company and Investors are executing and delivering this Agreement in reliance upon (i) an exemption from the prospectus requirement of the Securities Act (British Columbia) (the “B.C. Securities Act”), afforded by National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) under Canadian securities law for “accredited investors” (as defined in NI 45-106), and (ii) an exemption from securities registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by the provisions of Rule 903 of Regulation S promulgated thereunder by the U.S. Securities and Exchange Commission; and

WHEREAS, each Investor has represented their status as an “accredited investor” under NI 45-106 by executing and delivering to the Company (i) a Canadian Accredited Investor Certificate in the form attached hereto as Appendix A, and, (ii) if the Investor is an individual, a Form 45-106F9 – Risk Acknowledgement form for Individual Accredited Investors, also included in Appendix A.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement:

(a)  capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this

“$” means United States Dollars.

“Action” shall have the meaning ascribed to such term in Section 3.01(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Securities Laws” means all applicable Canadian and United States securities laws, including applicable Canadian Securities Legislation, the Securities Act and applicable State Securities Laws.

“BCSC” means the British Columbia Securities Commission.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or Canada or any day on which banking institutions in the State of New York or Province of British Columbia of are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Canadian Securities Legislation” means the statutes and the other instruments listed in Appendix B of National Instrument 14-101 Definitions of the Canadian Securities Administrators.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.01.

“Closing Date” means for any Securities, the Business Day when all of the Transaction Documents for such Securities have been executed and delivered by the applicable parties thereto, and conditions precedent to (ii) the applicable Investors’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver such Securities have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means common shares or the Company’s common voting shares.

“Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

“Confidential Investor Questionnaire” means the Confidential Investor Questionnaire attached as Appendix A hereto.

“Conversion Shares” has the meaning provided in the Notes.

“Conversion Price” has the meaning provided in the Notes.

“Exempt Issuance” means the issuance of (i) shares of Common Stock or options to employees, officers, or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, and (ii) shares of Common Stock issued to an Investor in repayment of interest under any Note as agreed upon by the Company and the applicable Investor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Convertible Instruments” means the convertible instruments existing prior to the Closing Date listed in Exhibit A.

“FINRA” means the Financial Industry Regulatory Authority.

“Form 45-106F1” means Form 45-106F1 Report of Exempt Distribution of the Canadian Securities Administrators.

“GAAP” shall have the meaning ascribed to such term in Section 3.01(g).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.01(n).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.01(c).

“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Liquidity Event” has the meaning provided in the Notes.

“Lock-Up / Leak-Out Agreements” means the form of Lock-Up /Leak-Out agreements that are delivered on the date hereof by each of the Investors, on Appendix F, attached hereto.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.01(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.01(l).

“Maximum Offering Amount” means an aggregate Subscription Amount of up to Seven Million U.S. Dollars ($7,000,000).

“Minimum Offering Amount” means an aggregate Subscription Amount of up to Five Million U.S. Dollars ($5,000,000).

“Notes” means the 10% senior secured convertible promissory notes issued by the Company to the Investors hereunder, in the form of Appendix B attached hereto.

“Offering Price” means the market price of the Company’s Common Stock on the date of its initial public offering in connection with the Liquidity Event.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” shall have the meaning ascribed to such term in the recitals hereof.

“Placement Agent Warrant” shall have the meaning ascribed to such term in Section 3.01(p).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement attached as Appendix E hereto.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(e).

“Required Minimum” means, as of any date, upon the request of the Holder, the maximum aggregate number of shares of Underlying Securities then issued or potentially issuable in the future pursuant to the conversion of all Notes (including Underlying Securities issuable as payment of interest on the Notes), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Notes and the Warrants and the Conversion Shares and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement attached as Appendix D hereto.

“State Securities Laws” the securities (blue sky) rules, regulations or other similar laws of a particular state.

“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for Securities purchased hereunder as specified below such Investor’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Section 3.01(a) and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Termination Date” means a date determined by the Company.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTC Bulletin Board, OTCQB or the Pink Sheets (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Security Agreement, Lock-Up Agreement, if any, and all appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Securities” means the Conversion Shares and the Warrant Shares.

“U.S. person” shall have the meaning ascribed to such term in Rule 902 of Regulation promulgated under the Securities Act.

“Warrants” means the warrants issued by the Company to the Investors hereunder, in the form of Appendix C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

ARTICLE II
PURCHASE AND SALE

Section 2.01 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, the Subscription Amount for each Investor. At the Closing, each Investor shall deliver, via wire transfer, immediately available funds equal to the Investor’s aggregate Subscription Amount to the Company and the Company shall deliver to each Investor its respective Note and Warrant. The Company and each Investor shall deliver the other items set forth in Section 2.01 deliverable at the Closing. Upon satisfaction of the conditions set forth in Section 2.01 and Section 2.03, the Closing shall occur at the offices of Company’s counsel, or such other location as the parties shall mutually agree. The Company may conduct multiple closings for the sale of the Securities. The Closing Date for any Securities shall be the date indicated on the applicable Investor signature pages attached hereto and the final Closing Date shall be no later than the Termination Date.

Section 2.02 Closing Deliverables.

(a) By Each Investor. On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement, including a fully completed Annex A attached hereto, duly executed by such Investor;

(ii)	such Investor’s Subscription Amount by wire transfer to counsel of the Company pursuant to the wiring instructions set forth in Section 2.03(c);

(iii)	a duly completed and signed Canadian Accredited Investor Certificate and, if the Investor is an individual, a Form 45-102F9 Accredited Investor Risk Acknowledgement Form, a copy of each is attached hereto as Appendix A, along with such other duly completed and signed questionnaires as may be requested by the Company; and

(iv)	the Lock-Up/Leak-Out Agreement, a copy of which is attached hereto as Appendix F, executed by such Investor.

(b) By the Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Investor the following:

(i)	this Agreement, duly executed by an authorized officer of behalf of the Company;

(ii)	a Note, the form of which is attached hereto as Appendix B, with a principal amount equal to such Investor’s Subscription Amount, registered in the name of such Investor, or its designee, duly executed by an authorized officer of behalf of the Company;

(iii)	a Warrant, the form of which is attached hereto as Appendix C, in the name of such Investor, duly executed by an authorized officer of behalf of the Company;

(iv)	the Security Agreement, the form of which is attached hereto as Appendix D, duly executed by an authorized officer of behalf of the Company;

(v)	the Registration Rights Agreement, the form of which is attached hereto as Appendix E, duly executed by an authorized officer of behalf of the Company;

(vi)	an officer’s certificate of the Company certifying the Company’s (a) certified charter (or similar formation document); (b) good standing certificate in its state of incorporation (or formation); (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby.

Section 2.03 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of each Investor’s the representations and warranties contained herein;

(ii)	all obligations, covenants and agreements of each Investor required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by each Investor of the items set forth in Section 2.02(a) of this Agreement.

(b) The respective obligations of the Investors hereunder in connection with the Closing are subject to the following conditions being met (it being understood that the Company may waive any of the conditions for any Closing hereafter):

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the delivery by the Company of the items set forth in Section 2.02(b) of this Agreement; and

(iv)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(c) The wiring instructions for counsel of the Company shall be as follows:

Nano Innovations Inc.

Transit: #####

Account: #######

##### #### ## ######

Branch: ### ########

Swift: ########

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor as of the date hereof:

(a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Subsidiaries. AdvEn Industries.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, provincial, territorial, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing, (ii) the filing of Form 45-106F1 with the BCSC, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable State Securities Laws (collectively, the “Required Approvals”).

(f)   Issuance of the Securities. The Conversion Shares and Warrant Shares, when issued in accordance with the terms of the Notes and Warrants, respectively, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company, free and clear of all Liens other than restrictions on transfer provided for in the Securities and the Lock-Up Agreement.

(g) Financial Statements; No Undisclosed Liabilities. The financial statements of the Company made available to the the Investors have been prepared in accordance with United States or Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) or International Financial Reporting Standards (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with GAAP or IFRS, which individually or in the aggregate (a) has not been reflected in the latest balance sheet included in the financial statements, or (b) has not arisen (i) in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in the financial statements in an amount that does not exceed $25,000 in any one case or $100,000 in the aggregate, (ii) pursuant to or in connection with this Agreement or the other transactions contemplated hereby or (c) are not executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreements of the Company that were entered into in the ordinary course of business, consistent with past practices.

(h) Material Changes. Since the date of the latest financial statements made available to the the Investors: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or IFRS, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.

(i) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under U.S. federal securities law or State Securities Laws or a claim of breach of fiduciary duty.

(j) Labor Relations. There is no labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non- competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. To the best of the Company’s knowledge, it is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Compliance. The Company is unaware of, and to the best of its knowledge: (i) is neither in default under nor in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body nor (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each of the foregoing cases as could not have or reasonably be expected to result in a Material Adverse Effect.

(l) Regulatory Permits. The Company, to its knowledge, possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m) Title to Assets. The Company has good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Company, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties in any material respect. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases with which the Company are in compliance.

(n) Patents and Trademarks. (i) The Company, to its knowledge, has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”); (ii) the Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights violates or infringes upon the intellectual property rights of any Person; (iii) to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Transactions with Officers, Directors and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(p) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.01(p) that may be due in connection with the transactions contemplated by the Transaction Documents.

(q) Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.

(r)   Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not be an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s)   Registration Rights. Other than the Holder, no Person has any right to demand the Company to file a registration statement under the Securities Act covering the sale of any securities of the Company.

(t) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(u) Disclosure. Except with respect to (i) the material terms and conditions of the transactions contemplated by the Transaction Documents and (ii) information given to the Investors, if any, which the Company hereby confirms will not constitute material non-public information six (6) months from the date hereof, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(v) No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.02, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(w) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend after the Closing Date to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Company is not in default with respect to any Indebtedness. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

(x) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

(y) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising, or other means listed under Rule 502(c) of Regulation D promulgated under the Securities Act. The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(z) Intentionally Omitted.

(aa) Insurance. The Company does not have any insurance coverage. The Company has no reason to believe that it will not be able to obtain coverage from insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.

(bb) Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder.

(dd) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person or the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(ee) Notice of Disqualification Events. The Company will notify the Investors in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(ff) Foreign Corrupt Practices. The Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(gg) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(ii)  Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty- five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(kk) Multilateral Instrument 45-108. The Company is not relying on Multilateral Instrument 45-108 Crowdfunding of the Canadian Securities Administrators in any jurisdiction where any Investor is resident.

Section 3.02 Representations and Warranties of the Investors.

Each Investor, for itself and for no other Investor, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authority; Organization. Such Investor is not a resident of the Province of British Columbia. Such Investor has full power and authority (and, if such Investor is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. If an entity, Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Investor understands that the Securities are “restricted securities” and have not been (i) qualified for distribution by way of prospectus under Canadian Securities Legislation, or registered under the Securities Act or any applicable State Securities Law, and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of Canadian Securities Legislation, the Securities Act or any applicable State Securities Law; (ii) has no present intention of distributing any of such Securities in violation of Canadian Securities Legislation the Securities Act or any applicable State Securities Law; and (iii) has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Investor’s right to sell the Securities in compliance with applicable Canadian Securities Legislation or U.S. federal securities laws and State Securities Laws) in violation of Canadian Securities Legislation, the Securities Act or any applicable State Securities Law. Such Investor is acquiring the Securities hereunder in the ordinary course of its business.

(c) Non-Transferrable. Such Investor agrees: (A) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to the prospectus requirement under Canadian Securities Legislation, or in a transaction which is exempt from such prospectus requirement; (ii) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates representing the Securities will bear legends making reference to the foregoing restrictions; and (C) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions. In addition to the foregoing, the Investor acknowledges and agrees that the Securities are and shall remain subject to the terms and conditions of the Lock-Up/Leak-Out Agreement, if any.

(d) Canadian Accredited Investor Status. The Investor is an “accredited investor” (and will be at the closing of the issue and sale of the Notes) within the meaning of NI 45-106, and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in NI 45-106. The Investor has duly completed the Canadian Accredited Investor Certificate attached as Appendix A and has confirmed which category of the “accredited investor” definition that is met by the Investor. The Investor, if an individual relying on paragraph (j), (k) or (l) of the “accredited investor” definition in Appendix A, has duly completed and delivered to the Corporation two signed two copies of Form 45-106F9 – “Form for Risk Acknowledgement for Individual Accredited Investors” attached as Schedule C. The Investor was not created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in NI 45-106. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e) Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Investor acknowledges that neither the Company nor any other Person has (i) made any representation to such Investor that any Person will resell or repurchase the Securities or refund all or any of the purchase price for the Securities, or (ii) given any undertaking relating to the future value or price of any of the Securities.

(f) No Trading Market. Such Investor acknowledges that there is currently no Trading Market for the Securities and Underlying Securities and that none is expected to develop for the Securities and a Trading Market may not develop for the Underlying Securities unless a Liquidity Event occurs. Such Investor also acknowledges that neither the Company nor any other Person has made any representation to such Investor that (A) the Securities will be listed, posted, or quoted on any exchange or trading system; or (B) an application has been or will be made to list, post, or quote the Securities on any exchange or trading system.

(g) General Solicitation. Such Investor undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including, but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h) Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, such Investor has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(i) Canadian Securities Laws. The Investor is purchasing the securities offered herby pursuant to an exemption from the prospectus requirements of the BC Securities Act on the basis of the representations of the investor that (i) the Investor is an “accredited investor” under Canadian securities laws, and (ii) the Investor is purchasing as principal. The Investor will not resell any of the Securities or the Underlying Securities into any jurisdiction in Canada unless an exemption from applicable Canadian prospectus requirements is available and acknowledges that no such exemption may be available for so long as the Company is not a “reporting issuer” under Canadian securities laws. The Investor acknowledges and agrees that the Company is not a “reporting issuer” under Canadian securities laws and has no obligation to become a “reporting issuer” under Canadian securities laws.

(j) No Canadian Prospectus. The Investor acknowledges that no prospectus has been filed by the Company with any securities commission or similar authority, in connection with the issuance of the Subscription Shares and the Offering, and the issuance and the sale of the Subscription Shares is subject to such sale being exempt from the prospectus and registration requirements under Applicable Securities Laws and accordingly, (i) the Investor is restricted from using certain of the civil remedies available under such legislation, (ii) the Investor may not receive information that might otherwise be required to be provided to it under such legislation, and (iii) the Company is relieved from certain obligations that would otherwise apply under such legislation.

(k) Representations. The Investor acknowledges that no person has made to the Investor any written or oral representations (i) that any person will resell or repurchase the Securities; (ii) that any person will refund the Subscription Amount for the Securities; (iii) as to the future price or value of the Securities; or (iv) that the Securities will be listed and posted for trading on any stock exchange or that application has been made to list the Securities of the Company on any stock exchange

(l) Acknowledgements. the Investor acknowledges that (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, (ii) there is no government or other insurance covering the Securities, (iii) there are risks associated with the purchase of the Securities, (iv) there are restrictions on the Investor’s ability to resell the Securities and it is the responsibility of the Investor to determine what those restrictions are and to comply with them before selling the Securities, and (v) the Company has advised the Investor that the Company is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Securities through a person registered to sell the Securities under Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Investor.

(m) Foreign Investor. If such Investor is not a U.S. person, such Investor represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Investor further represents that its payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.

(n) Regulation S Matters. The Investor acknowledges that the Securities have not been offered to the Investor in the United States, and the individuals making the order to purchase the Securities and executing and delivering this Subscription Agreement on behalf of the Investor were not in the United States when the order was placed and this Subscription Agreement was executed and delivered. The Investor is aware that the Securities have not been registered under the Securities Act or the securities laws of any state and that these securities may not be offered or sold in the United States without registration under the Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that the Corporation has no obligation to or present intention of filing a registration statement under the Securities Act in respect of the Securities. The Investor represents that it is not a U.S. Person (as defined in Regulation S under the Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Securities on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person. The Investor undertakes and agrees that it will not offer or sell the Securities in the United States unless such securities are registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Securities, except in accordance with the provisions of applicable Securities Laws, regulations, rules, policies and orders and the rules of any Approved Exchange, as applicable.

(i) Information from Company. Such Investor and its investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in this Agreement and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the Offering and sale of the Securities and anything set forth in the Transaction Documents. Neither the Investor nor the Investor’s investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates or agents other than the Transaction Documents, and the agreements referenced therein.

(j) Speculative Nature of Investment; Risk Factors. SUCH INVESTOR UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. Such Investor acknowledges that (a) any projections, forecasts or estimates as may have been provided to the Investor are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management; (b) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment; and (c) the Investor has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. The Investor represents that the Investor’s investment objective is speculative in that the Investor seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Investor’s risk exposure is also speculative. The Securities offered hereby are highly speculative and involve a high degree of risk and Investor should only purchase these securities if Investor can afford to lose their entire investment.

(k) Matters Concerning the Placement Agent. Such Investor acknowledges that the Placement Agent is acting as the exclusive Placement Agent for the Offering in the United States only and that the Placement Agent will receive a cash fee in the amount of eight percent (8%) of the gross proceeds raised in the Offering in the United States (the “Cash Fee”) and will receive a warrant for the purchase of a number of shares of Common Stock equal to 8% of the gross proceeds in this offering divided by the Offering Price (the “Placement Agent Warrant”) in respect of U.S. sales only . The Placement Agent Warrant is non-exercisable or transferrable for six (6) months after the date of the Closing other than as permitted by FINRA Rule 5110 and each will be exercisable and expire three (3) years after the Closing. The Placement Agent Warrant will have an exercise price equal to 110% of the Liquidity Event Price. The Placement Agent has received one-time demand registration rights and unlimited piggyback registration rights relating to the securities underlying the Placement Agent Warrants. The Placement Agent is acting as placement agent for the Company, and, in that capacity, is not acting as investment advisor to the Investor in connection with the Securities being offered in this Offering. The Investor must make his own investment decisions. In making those decisions, the Investor should be aware that the Placement Agent will receive a placement fee and other compensation as described above.

(l) Money Laundering. If an entity, the operations of such Investor are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened. Furthermore, the funds used by such Investor to purchase its Note and Warrant are not the “proceeds of crime” or funds for use in the financing of “terrorist activity” as defined in subsections 462.3(1) and 83.01(1), respectively, of the Criminal Code (Canada), and its purchase of the such Note and Warrant is in no way related to the commission or the attempted commission of an offence under the Criminal Code (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

The Company acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Transfer Restrictions.

(a) The Securities and Underlying Securities may only be disposed of in compliance with Canadian Securities Legislation, U.S. federal securities laws and State Securities Laws. In connection with any transfer of Securities or Underlying Securities other than pursuant to the prospectus requirement under Canadian Securities Legislation, an exemption from such prospectus requirement, an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require (i) the Company to file a prospectus in respect of such transferred Securities or Underlying Securities with any Canadian securities regulatory authority or regulator, or (ii) registration of such transferred Securities or Underlying Securities under the Securities Act. The Securities may not be sold or transferred by the Investors without the written consent of the Company, which shall not be unreasonably withheld. As a condition of such sale or transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement.

(b) The Investors agree to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Securities and Underlying Securities in the following form:

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [DATE ISSUANCE OF THE NOTES/WARRANTS], AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY CANADIAN PROVINCE OR TERRITORY.

NEITHER THIS SECURITY NOR ANY SECURITY [INTO WHICH THIS SECURITY IS [CONVERTIBLE/EXERCISABLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Upon the Investor’s request in connection with a proposed sale of Underlying Securities pursuant to Rule 144 and if the Company reasonably determines it is so required, upon receipt of customary documentation from Investor’s broker (if the Underlying Securities are sold in brokers transactions), the Company shall, at its own cost and effort, retain legal counsel to provide an opinion letter to the Company’s transfer agent opining that the Underlying Securities may be resold without registration under the Securities Act, pursuant to Rule 144, promulgated thereunder, so long as the requirements of Rule 144 are met for any Underlying Securities to be resold thereunder. The Company shall arrange for any such opinion letter to be provided not later than two (2) Business Days after the date of delivery to and receipt by the Company of a written request by any Investor together with (if required in order to render the opinion) any broker’s representation letter of other customary documentation reasonably requested by the Company evidencing compliance with Rule 144 (the “Legend Removal Date”), and such opinion letter may be a “blanket” opinion letter covering Underlying Securities held by more than one Investor (if applicable to more than one Investor).

(d) Each Investor, severally and not jointly with the other Investors, agrees that such Investor will sell any Securities and Underlying Securities only pursuant to either (i) the prospectus requirement under Canadian Securities Legislation, or an exemption therefrom, or (ii) the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities or Underlying Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.01 is predicated upon the Company’s reliance upon this understanding.

(e) Lock-Up / Leak-Out. The Investor agrees to be bound by the Lock-Up / Leak-Out Agreement, of any in the form, attached as Appendix F.

Section 4.02 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Securities pursuant to the Securities, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 4.03 Additional Investors. The Company may sell up to $7,000,000 of additional Securities to investors outside of Canada in a separate financing.

Section 4.04 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof, a copy of which is annexed hereto as Appendix E. The Investor acknowledges that the Company will have no obligation to file a prospectus in Canada to qualify the resale of the Securities from Canada.

Section 4.05 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Investors in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors.

Section 4.06 Publicity. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company with respect to any press release of any Investor, or without the prior consent of each Investor with respect to any press release of the Company mentioning such Investor, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

Section 4.07 Indemnification of Investors. The Company shall indemnify, reimburse and hold harmless the Investors and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents and (b) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of Canadian Securities Legislation, or U.S. federal securities laws , State Securities Laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction).

Section 4.08 Equal Treatment of Investors. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 4.09 Form 45-106F1. The Company agrees to file a Form 45-106F1 with the BCSC with respect to the Notes and Warrants no later than ten days after the Closing Date. Each Investor hereby authorizes the Company to collect and use the personal information of the Investor in connection with the preparation of the Form 45-106F1, and disclose the personal information to the BCSC. Such Investor acknowledges that (a) the BCSC is collecting the personal information under the authority granted to it under the B.C. Securities Act for the purposes of the administration and enforcement of such Act; and (b) if such Investor has any questions about the collection and use of its personal information, then it may contact the BCSC at P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, BC V7Y 1L2, Canada (Inquiries: 604-899-6854; Toll free in Canada: 1-800-373-6393; Facsimile: 604-899-6581; Email: FOI-privacy@bcsc.bc.ca; Attention: FOI Inquiries).

Section 4.10 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors at the Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Investor.

Section 4.11 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder to advance completion of its Nisku, AB, super activated carbon manufacturing facility, cover the expenses related to the Liquidity Event and for general working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation (d) in violation of FCPA or OFAC regulations or (e) to lend, give credit or make advances to any officers, directors, employees or Affiliates of the Company. Notwithstanding the foregoing, the Company may use up $250,000 to $350,000 of the net proceeds of this offering for the repayment of a bridge financing provided by two existing stockholders of the Company.

ARTICLE V
MISCELLANEOUS

Section 5.01 Termination. This Agreement may be terminated by any Investor, as to such Investor’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Investors, by written notice to the other parties, if the Closing has not been consummated on or before the Termination Date; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

Section 5.02 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investors.

Section 5.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.04 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) one Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific time) on a Business Day, with written confirmation of successful transmission, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Pacific time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Section 5.05 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least a majority in principal amount of the Notes then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor (other than by merger). Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided that such transfer complies with all applicable Canadian Securities Legislation, U.S. federal securities laws and State Securities Laws and that such transferee agrees in writing with the Company to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Investors.”

Section 5.07 No Third-Party Beneficiaries. Except for the Placement Agent, who is an intended third-party beneficiary of this Agreement, including the representations and warranties made by the Company hereunder, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the courts sitting in the City of New York, New York (the “New York City Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York City Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York City Courts, or such New York City Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. Each Investor acknowledges that, because (a) the Company was incorporated and organized under the laws of the Province of British Columbia, (b) the assets of the Company are located in Canada, and (c) the directors and officers of the Company reside in Canada, it may be difficult to provide service of process on the Company for an Action, and enforce any judgment against the Company, in the U.S.

Section 5.09 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

Section 5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Note, the Investor shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

Section 5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.16 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

Section 5.17 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.18 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date below.

NANO INNOVATIONS, INC.

By:
Name:	R. Michael Steele
Title:	Chief Financial Officer

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A

Securities Purchase Agreement Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of May 27, 2022 (the “Agreement”), with the undersigned, Nano Innovations, Inc., a British Columbia Company (the “Company”), in or substantially in the form furnished to the undersigned and (ii) purchase the Securities as set forth below, hereby agrees to purchase such Securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in the Agreement section entitled “Representations Warranties of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

PURCHASER (if an individual):	PURCHASER (if an entity):

By	1367054 Alberta Ltd.
Name:	(Legal Name of Entity)
Date:

PUCHASER (if investing jointly)
By:
By	Name:	Yanguang Yuan
Name:	Title:	President
Date:	Date:

State/Country of Domicile or Formation: Alberta, Canada
Aggregate Subscription Amount: $488,892.45_______________________________
SS/EIN/TIN:_______________________

APPENDIX A

PART I

CANADIAN ACCREDITED INVESTOR CERTIFICATE UNDER NI 45-106

To: NANO INNOVATIONS INC.

Accredited Investor Status – The Investor is an “accredited investor” as defined in National Instrument 45-106, and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in National Instrument 45-106), by virtue of meeting one or more of the criteria indicated below:

NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW AND COMPLETE EACH QUESTION WHICH FOLLOWS THE APPLICABLE PORTION OF THE DEFINITION.

_______	(a) except in Ontario, a Canadian financial institution, or a Schedule III bank,

_______	(a.1) in Ontario, a financial institution described in paragraph 1, 2 or 3 of subsection 73.1 (1) of the Securities Act (Ontario),

_______	(b) except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

_______	(b.1) in Ontario, the Business Development Bank of Canada,

_______	(c) except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

_______	(c.1) in Ontario, a subsidiary of any person or company referred to in clause (a.1) or (b.1), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

_______	(d) except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,

_______	(d.1) in Ontario, a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations,

Jurisdiction(s) registered: ________________ Categories of registration:__________________
_______	(e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

_______	(e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

Name of person with whom Subscriber is or was registered: ______________________________ Jurisdiction(s) registered: _________________ Categories of registration:___________________

_______	(f) except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

_______	(f.1) in Ontario, the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada,

_______	(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

_______	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

_______	(i) except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

_______	(i.1) in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,

Jurisdiction(s) registered: _________________ Registration number(s):____________________
_______

(j)  an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

If this is your applicable category, you must also complete Form 45-106F9 attached as Schedule C to the Subscription Agreement

_______	(j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,

_______

(k)  an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

If this is your applicable category, you must also complete Form 45-106F9 attached as Schedule C to the Subscription Agreement

_______

(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000,

If this is your applicable category, you must also complete Form 45-106F9 attached as Schedule C to the Subscription Agreement

_______	(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

Type of entity: ________________ Jurisdiction and date of formation: _____________________

_______

(n)  an investment fund that distributes or has distributed its securities only to:

(i)  a person that is or was an accredited investor at the time of the distribution,

(ii)  a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds], or

(iii)  a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment],

_______	(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

_______	(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

Jurisdiction(s) registered: __________________ Registration number(s):____________________
_______	(q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

Jurisdiction(s) registered or authorized: _____________________________________ Categories of registration: _________________________________________________
_______	(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

Registration number(s) assigned to subscriber: _____________________________________

Name of eligibility advisor or registered advisor: ___________________________________

Jurisdiction(s) registered: _________________

Categories of registration:___________________

_______	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) paragraph (i) [and in Ontario, paragraphs (a.1) to (d.1) or paragraph (i.1)] in form and function,

Jurisdiction organized: _____________________ Type of entity: _________________________

_______	(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors [If this is your applicable category, each owner of interest must individually complete and submit to the Corporation its own copy of this Certificate of Accredited Investor],

Name(s) of owners of interest: Yanguang Yuan_______________________________________

Type of entity (if applicable): Corporation___________________________________________

Categories of accredited investor: > $1 million in cash and securities_____________________

_______	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

Name of advisor: _______________________ Jurisdiction(s) registered: ____________________ Categories of registration:_________________ Basis of exemption: _________________________
_______	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor,

_______	(v.1) in Ontario, a person or company that is recognized or designated by the Commission as an accredited investor,

Jurisdiction(s) recognized or designated: _____________________________________

_______	(w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Name(s) of settlor: _____________________________________________________

Name(s) of trustees: ____________________________________________________

Categories of accredited investor: _________________________________________

Categories of beneficiaries: _______________________________________________

DATED:_____________________________

13670954 Alberta Ltd.
Print name of Subscriber

Signature

Yanguang Yuan
Print name of Signatory (if different from Subscriber)

President
Title

NOTES: For the purposes hereof:

(a)	“Canadian financial institution” means:

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada); or

(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	“control person” has the meaning ascribed to that term in securities legislation except in Manitoba, Ontario, Quebec, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, the Northwest Territories and Nunavut where “control person” means any person that holds or is one of a combination of persons that hold:

(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer; or

(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(c)	“director” means:

(i)	a member of the board of directors of a company or an individual who performs similar functions for a company; and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(d)	“eligibility adviser” means:

(i)	a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a Subscriber and authorized to give advice with respect to the type of security being distributed; and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons; and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)	“executive officer” means, for an issuer, an individual who is:

(i)	a chair, vice-chair or president;

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production;

(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer; or

(iv)	performing a policy-making function in respect of the issuer;

(f)	“financial assets” means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a purchaser’s personal residence would not be included in a calculation of financial assets;

(g)	“financial statements” for the purposes of paragraph (m) of the “accredited investor” definition must be prepared in accordance with generally accepted accounting principles;

(h)	“founder” means, in respect of an issuer, a person who:

(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer; and

(ii)	at the time of the trade is actively involved in the business of the issuer;

(i)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(j)	“investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(k)	“person” includes:

(i)	an individual;

(ii)	a corporation;

(iii)	a partnership, trust, fund and association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(l)	“person” in Ontario means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative;

(m)	“net assets” means all of the purchaser’s total assets minus all of the purchaser’s total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a purchaser’s personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the purchaser’s personal residence. To calculate a purchaser’s net assets under the “accredited investor” definition, subtract the purchaser’s total liabilities from the purchaser’s total assets (including real estate). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security;

(n)	“related liabilities” means:

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(ii)	liabilities that are secured by financial assets;

(o)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(p)	“spouse” means an individual who:

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(q)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars

PART II OF APPENDIX A

FORM 45-106F9 - FORM FOR INDIVIDUAL ACCREDITED INVESTORS

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY ISSUER OR SELLING SECURITY HOLDER

1. About your investment

Type of securities: Convertible Notes	Issuer: Nano Innovations Inc.

SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER

2. Risk acknowledgement

This investment is risky. Initial that you understand that:	Your initials

Risk of loss – You could lose your entire investment of $488,892.45_________________.

Liquidity risk – You may not be able to sell your investment quickly – or at all.

Lack of information – You may receive little or no information about your investment.

Lack of advice – You may not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.

Your initials
● Your net income before taxes was more than CAD$200,000 in each for the 2 most recent calendar years, and you expect it to be more than CAD$200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than CAD$300,000 in the current calendar year.
● Either alone or with your spouse, you own more than CAD$1 million in cash and securities, after subtracting any debt related to the case and securities.
● Either alone or with your spouse, you may have net assets worth more than CAD$5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature

By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.

First and last name (please print): Yanguang Yuan

Signature:	Date:
SECTION 5 TO BE COMPLETED BY SALESPERSON

5. Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print): n/a
Telephone:	Email:

Name of firm (if registered):

SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

6. For more information about this investment

NANO INNOVATIONS INC.

Issuer Name: Nano Innovations Inc.
Attention: R. Michael Steele

Address:
Telephone No: ###-###-####
Email Address: Michael.steele@adven-industries.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www. securities-administrators.ca

APPENDIX B

[FORM OF AMENDED AND RESTATED 10% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE]

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) May 27, 2022, AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY CANADIAN PROVINCE OR TERRITORY.

NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: January [__], 2022	$[____________]

NANO INNOVATIONS INC.

10% = SENIOR SECURED CONVERTIBLE PROMISSORY NOTE DUE [    ], 2022

THIS 10% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE is one of a series of duly authorized and validly issued 10% Convertible Promissory Notes of Nano Innovations Inc., British Columbia company (the “Company”), having its principal place of business at 147 Pender West Street, Suite #307, Vancouver BC V6G 2S3, Canada, designated as its 10% Convertible Promissory Note (this note, the “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to [_________], or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[ ] on the earlier of [   ], 20221 or upon the occurrence of the Liquidity Event (subject to the Extension, defined herein, the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(a).

[1]	The earlier of nine (9) months from the date of issue or upon the occurrence of the Liquidity Event.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(c).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of the Notes), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” means common shares or the Company’s common voting shares.

“Conversion” means a conversion of this Note pursuant to Section 4.

“Conversion Date” means in connection with an election by the Holder for a Conversion, the date on which the Company consummates a Liquidity Event.

“Conversion Price” means the product of (x) the Liquidity Event Price multiplied by (z) the Discount.

“Conversion Shares” A number of shares of Common Stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal amount and any unpaid accrued interest on the Conversion Date by (y) the Conversion Price.

“Discount” means 0.65 (representing a discount of thirty-five percent (35%)).

“Event of Default” shall have the meaning set forth in Section 7(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(a).

“Indebtedness” means any liabilities of the Company for borrowed money or amounts owed and all guaranties made by the Company of borrowed money or amounts owed by others.

“Interest” shall mean that the Note will accrue interest at rate of 10% per annum on the basis of the actual number of days elapsed and a 360-day year until either (i) the Maturity Date or (ii) the Note is converted in whole.

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Liquidity Event” means a public offering of Common Stock (or units consisting of Common Stock and warrants to purchase Common Stock) resulting in the Company being valued at not less than $50,000,000 (the “Valuation”) and which results in the listing for trading of the Company’s Common Stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Liquidity Event Price” shall mean the price per share (or unit if units are offered in the Liquidity Event) at which the Liquidity Event is consummated. For the avoidance of doubt, if a unit includes more than one share of Common Stock, “Liquidity Event Price” shall mean the unit price divided by the number of shares of Common Stock contained in a unit.

“Lock-Up / Leak-Out Agreements” means the form of Lock-Up /Leak-Out agreements that may be required that are referenced in the Purchase Agreement.

“New York City Courts” shall have the meaning set forth in Section 8(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Notes, (b) Existing Convertible Notes; (c) Indebtedness of up to an aggregate of $200,000, inclusive of any interest, fees, penalties or other amounts due or payable thereunder, or (c) indebtedness under agreements or arrangements with respect to refinancing the Indebtedness as disclosed to the Holder prior to the date hereof, provided that the terms of such refinancing are more favorable to the Company and are no more favorable to the holders of such Indebtedness than the terms of the Notes.

“Prepayment Amount” means the product of (i) the sum of (a) the outstanding principal amount of this Note, plus (b) accrued and unpaid interest hereon, plus (c) all other amounts, costs, expenses and liquidated damages due in respect of this Note if the Company prepays this Note prior to the Maturity Date.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of [_____], 2022 by and among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

Capitalized terms not otherwise defined herein are defined as set forth in the Purchase Agreement.

Section 2. Interest; Extension and Redemption.

a)   Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 4(b)(ii) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

b)   Extension. The Company may extend (the “Extension”) the Maturity Date to [________], 20222 (at any time prior to and including the Maturity Date by providing the Holder with written notice of such extension and written confirmation by the Company of a contemplated transaction is in progress with a minimum net amount of $10,000,000 capital to the Company the “Extension Period”).

c)   Redemption. During the Extension Period and upon five (5) days’ notice to Holder, the Company may repurchase this Note for a price equal to (i) 110% of the outstanding principal amount; and (ii) accrued interest as of the date thereof at any time during the Extension Period.

[2]	Three (3) months after the Maturity Date.

Section 3. Registration of Transfers and Exchanges.

a)   Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b)   Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable Canadian Securities Legislation, U.S. federal securities laws and regulations and state securities laws State Securities Laws and regulations.

c)   Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a)   Conversion. Upon the occurrence of a Liquidity Event, the Holder shall have the right, at the Holder’s option, to convert this Note in whole or in part, including any of its outstanding principal amount and any unpaid accrued interest and any fees and any and all other outstanding amounts owing thereon, in each case, on the Conversion Date, into Conversion Shares by following the mechanics of conversion set forth in Section 4(b).

b) Mechanics of Conversion.

i. Conversion Notice. At least seven (7) calendar days prior to the consummation of a Liquidity Event the Company will provide the Holder with written notice, which includes notice via email, of the Liquidity Event (the “Liquidity Event Notice”). After receipt of the Liquidity Event Notice, but prior to the consummation of the Liquidity Event, Holder may exercise its right to convert any portion of this Note into Conversion Shares by delivering to the Company (i) written notice of its election to convert this Note pursuant to Section 4, including the amount if this Note to be Converted and (ii) in the case of a Conversion of this Note in whole, or in part, this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note). Upon Conversion, Holder agrees to execute and deliver to the Company any Lock-Up / Leak-Out agreements required by the underwriter for all investors in connection with the Liquidity Event. If for any reason the Liquidity Event does not occur within 7 calendar days of the date specified in the Liquidity Event Notice, Holder may withdraw its conversion election by written notice to the Company.

ii.   Delivery of Conversion Shares Upon Conversion. Not later than three (3) Trading Days after the Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares.

iii.   Failure to Deliver Conversion Shares. If, in the case of Conversion, the Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind the Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set off, counter claim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person (unless the Conversion would violate any law applicable to the Company), and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(b)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vi. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares. The Company shall pay all attorney fees required for the issuance of attorney legal opinions for removal of restrictive legends on Conversion Shares.

c)   Holder’s Conversion Limitations. The Company shall not affect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(c) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Certain Adjustments.

a)   Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(c) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(c) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

b)   Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

c)   Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

d)   Holder Option on Fundamental Transaction. In the alternative to Section 5(a) above, the Holder may in its sole discretion, in the event of a Fundamental Transaction and/or Change of Control of at least $10,000,000 which is not a public offering of the Company’s securities onto a national exchange, choose to have the Note repaid at 120% the principal amount due, plus accrued interest, rather than convert the Note in accordance with Section 5(a). The Company shall provide the Holder with at least ten (10) business days’ notice of a Fundamental Transaction or Change of Control in order for Holder to exercise its option under this Section. Notwithstanding the foregoing, Holder’s right under this section shall not affect rights and obligations of the parties as they relate to the other Transaction Documents, excluding the Note, referenced in Section 5(a) above.

e)   No Liquidity Event. If the Liquidity Event is not consummated by the Maturity Date or Extension Period, the interest rate on the then outstanding principal amount shall increase to 15% per annum, payable in cash each month, until the Liquidity Event is consummated.

Section 6. Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of at least 67% in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a)   other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness;

b)   amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder unless consented to by the Holder;

c)   repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents, (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $25,000 for all officers and directors during the term of this Note, or (iii) shares of Common Stock and Common Stock Equivalents which do not vest or are otherwise forfeited, provided (in case of forfeiture) that such Common Stock and Common Stock Equivalents are not acquired for cash;

d)   repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

e)   pay cash dividends or distributions on any equity securities of the Company;

f) enter into any material transaction with any Affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

g)   enter into any agreement with respect to any of the foregoing.

Section 7. Events of Default.

a)   “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 5 Trading Days;

ii.   the Company shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (x) below) or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) seven (7) Trading Days after the Company has become or should have become aware of such failure;

iii.   a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company is obligated (and not covered by clause (vi) below);

iv. any material representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

v.   the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $200,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.   the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

viii.   the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(b) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

ix. a final non-appealable judgment by any competent court in Canada or the United States for the payment of money in an amount of at least $250,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed.

b)   Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing upon the occurrence of any Event of Default, the interest rate on this Note shall accrue at an interest rate equal to 15% per annum. Upon the payment in full of the principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. If any amounts under this Note remain unpaid after the date that is nine (9) months after the Original Issue Date, the Company shall, in addition to any and all other remedies available, make monthly payments of 5% of its gross revenue for the previous month until this Note is paid in full.

Section 8. Security. This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Agreement (as defined in the Securities Purchase Agreement).

Section 9. Miscellaneous.

a)   Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Pacific time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)   Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c)   Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the state of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)   Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)   Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

h)   Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Section 10. Amendments; Waivers. Any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.05 of the Purchase Agreement.

Section 11. Equal Treatment of Holder. No consideration (including any modification of this Note) shall be offered or paid to any Person (as such term is defined in the Purchase Agreement) to amend or consent to a waiver or modification of any provision hereof unless the same consideration is also offered to all of the parties to the Purchase Agreement. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder, and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase or disposition of the Notes or otherwise.

Section 12. Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Holder in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election. For the purposes of the Interest Act (Canada), and disclosure under that Act, wherever interest is calculated on the basis of any period of time that is less than a calendar year, the Company shall express the rate of the interest as a yearly rate by multiplying the rate for the period of time by the actual number of days in the calendar year in which the rate is to be ascertained, and dividing the rate by the number of days in the period.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

NANO INNOVATIONS INC.

By:
Name:	Yanguang Yuan
Title:	Chief Executive Officer

APPENDIX C

COMMON SHARE PURCHASE WARRANT

NANO INNOVATIONS INC.

Initial Exercise Date: [__], 202[__]

THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [__] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (Pacific time) on [__], 202[__]3 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Nano Innovations Inc., a British Columbia corporation (the “Company”), up to 50% of the number of Common Shares issued upon the full conversion of the Note (as subject to adjustment hereunder, the “Warrant Shares”), provided, however, if (i) there is an Event of Default under Section 7(a)(i) of the Note or (ii) the Maturity Date (as defined in the Note) of the Note is extended pursuant to Section 2(d) of the Note, then, the amount of Warrant Shares to be received by the Holder shall be automatically increased from 50% of the maximum number of Common Shares issuable upon the full conversion of the Note to 75% of the maximum number of Common Shares issuable upon the full conversion of the Note. For purposes of calculating the number of Warrant Shares issuable hereunder only, the number of Common Shares issuable upon conversion of the Note shall be deemed to equal (x) 100% of the original principal amount plus any actual unpaid accrued interest on the Note on the date of such calculation divided by (y) the Conversion Price. The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Capitalized terms not otherwise defined herein are defined as set forth in the Purchase Agreement.

Section 1. Purchase Agreement; Definitions. This Warrant is being issued in connection with the purchase of a 10% Senior Secured Convertible Note due [__], 2022 (the “Note”) of the Company pursuant to that certain Securities Purchase Agreement, dated [__], 2021 (the “Purchase Agreement”) between the Company and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and Notes.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Business Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i)) following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

[3]	Insert the date that is the five-year anniversary of the date of the initial Closing, provided that, if such date is not a Business Day, insert the immediately following Business Day.

(b) Exercise Price. The exercise price per Common Share under this Warrant shall be equal to Liquidity Event Price, subject to adjustment hereunder (the “Exercise Price”).

(c) Intentionally Omitted.

(d) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if, following the consummation of a Liquidity Event, the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Business Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Business Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate (but not Rule 144) purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price is received within the earlier of (i) two (2) Business Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the volume weighted average price of the Common Shares on the date of the applicable Notice of Exercise), $10 per Business Day (increasing to $20 per Trading Day on the fifth (5th) Business Day after such liquidated damages begin to accrue) for each Business Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. Following consummation of a Liquidity Event the Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of the Notice of Exercise.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if, following a Liquidity Event, the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the product of (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy- In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares. The Company shall pay all attorney fees required for the issuance of attorney legal opinions for removal of restrictive legends on Warrant Shares.

(vii) Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the U.S. Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of the Common Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

(a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding Common Shares into a smaller number of shares or (iv) issues by reclassification of the Common Shares any shares of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If and whenever, at any time while this Warrant is outstanding, the Company issues or sells, announces any offer, sale, or other disposition of, or in accordance with this Section 3 is deemed to have issued, sold or granted (or makes an announcement regarding the same), any Common Shares and/or Common Share Equivalents (including the issuance or sale of Common Shares owned or held by or for the account of the Company, but excluding any securities issued or sold or deemed to have been issued or sold solely in connection with an Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price, and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment (subject to adjustment as provided herein). For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the New Issuance Price under this Section 3(b)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options (as defined below) and the lowest price per share for which one Common Share is at any time issuable upon the exercise of any such Option (as defined below) or upon conversion, exercise or exchange of any Common Share Equivalents issuable upon exercise of any such Option (as defined below) or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Shares shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option (as defined below) for such price per share. For purposes of this Section 3(b)(i), the “lowest price per share for which one Common Share is at any time issuable upon the exercise of any such Options (as defined below) or upon conversion, exercise or exchange of any Common Share Equivalents issuable upon exercise of any such Option (as defined below) or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share upon the granting, issuance or sale of such Option (as defined below), upon exercise of such Option (as defined below) and upon conversion, exercise or exchange of any Common Share Equivalents issuable upon exercise of such Option (as defined below) or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option (as defined below) for which one Common Share is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options (as defined below) or upon conversion, exercise or exchange of any Common Share Equivalents issuable upon exercise of any such Option (as defined below) or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale of such Option (as defined below), upon exercise of such Option (as defined below) and upon conversion, exercise or exchange of any Common Share Equivalents issuable upon exercise of such Option (as defined below) or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (as defined below) (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Shares or of such Common Share Equivalents upon the exercise of such Options (as defined below) or otherwise pursuant to the terms of or upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Common Share Equivalents. “Option” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities, other than option issued in an Exempt Issuance. “Convertible Securities” means any shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Shares.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Common Share Equivalents and the lowest price per share for which one Common Share is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Shares shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Common Share Equivalents for such price per share. For the purposes of this Section 3(b)(ii), the “lowest price per share for which one Common Share is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Common Share upon the issuance or sale of the Common Share Equivalents and upon conversion, exercise or exchange of such Common Share Equivalents or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Common Share Equivalents for which one Common Share is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Share Equivalents (or any other Person) upon the issuance or sale of such Common Share Equivalents plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Share Equivalents (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Common Share Equivalents or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Common Share Equivalents is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 3(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Common Share Equivalents, or the rate at which any Common Share Equivalents are convertible into or exercisable or exchangeable for Common Shares increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3(a)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Common Share Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(b)(iii), if the terms of any Option or Common Share Equivalents that was outstanding as of the date this Warrant was issued are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Common Share Equivalents and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv) Change in Option Price or Rate of Conversion. If any Option and/or Common Share Equivalents and/or Adjustment Right (as defined below) is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Common Share Equivalents and/or Adjustment Right (as defined below), the “Secondary Securities”), together comprising one integrated transaction, (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing) the aggregate consideration per Common Share with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one Common Share was issued (or was deemed to be issued pursuant to Section 3(b)(i) or 3(b)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value (as defined below) of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value (as defined below), as applicable, of such Adjustment Right (as defined below), if any, and (III) the fair market value (as determined by the Holder) of such Common Share Equivalents, if any, in each case, as determined on a per share basis in accordance with this Section 3(b)(iv). If any Common Shares, Options or Common Share Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Shares, Option or Common Share Equivalents, but not for the purpose of the calculation of the Black Scholes Consideration Value (as defined below)) will be deemed to be the net amount of consideration received by the Company therefor. If any Common Shares, Options or Common Share Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Common Shares, Option or Common Share Equivalents, but not for the purpose of the calculation of the Black Scholes Consideration Value (as defined below)) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the volume weighted average prices of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Common Shares, Options or Common Share Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Shares, Option or Common Share Equivalents, but not for the purpose of the calculation of the Black Scholes Consideration Value (as defined below)) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options or Common Share Equivalents (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company). “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale hereunder) of Common Shares (other than rights of the type described in Sections 3(c) and 3(d) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(v) Change in Option Price or Rate of Conversion. If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Common Share Equivalents or (B) to subscribe for or purchase Common Shares, Options or Common Share Equivalents, then such record date will be deemed to be the date of the issuance or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, plan of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non- cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last volume weighted average price immediately prior to the public announcement of such Fundamental Transaction and (y) the last volume weighted average price immediately prior to the consummation of such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares, such number of shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares issued and outstanding.

(g) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(h) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Share rights or warrants to subscribe for or purchase any shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date herein after specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries and the Company voluntarily or involuntarily files periodic and current reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(i) Registration Rights. The Holder shall have the registration right set forth in the Registration Rights Agreement, included as Appendix E of the Purchase Agreement.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Business Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) in Canada, qualified for distribution by way of prospectus under Canadian Securities Legislation, (ii) in the U.S., registered pursuant to an effective registration statement under the U.S. Securities Act and under applicable State Securities Laws or blue sky laws, or eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company shall require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 4.01 of the Purchase Agreement.

(e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of Canadian Securities Legislation, the U.S. Securities Act, or any applicable State Securities Laws, except pursuant to sales qualified for distribution by way of prospectus under Canadian Securities Legislation, or exempt from such prospectus requirement, or registered or exempted under the U.S. Securities Act.

Section 5. Miscellaneous.

(a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares.

(i) The Company covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not qualified for distribution by way of prospectus, will have restrictions upon resale in Canada imposed by Canadian Securities Legislation, or (ii) registered, will have restrictions upon resale in the U.S. imposed by U.S. federal securities laws and State Securities Laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement, except that the address for the Company shall be as set forth above and the address for the Holder shall be as set forth in the books of the Company.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Amendment; Waivers. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. Further, any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.05 of the Purchase Agreement.

(l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(o) Equal Treatment of Holders. No consideration (including any modification of this Warrant) shall be offered or paid to any Person (as such term is defined in the Purchase Agreement) to amend or consent to a waiver or modification of any provision hereof unless the same consideration is also offered to all of the Holders. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder, and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the Warrants or the shares of Common Stock issuable upon exercise of the Warrants.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NANO INNOVATIONS INC.

By:
	Name:	Yanguang Yuan
	Title:	Chief Executive Officer

NOTICE OF EXERCISE

TO: [__________________________

(1) The undersigned hereby elects to purchase_______________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment shall take the form of lawful money of the United States;

(2) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________________

_______________________________________

_______________________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

Date: ___________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: _________________, _______________

Holder’s Signature: _______________________

Holder’s Address: _______________________

APPENDIX D

GENERAL SECURITY AGREEMENT

[name of subscriber]

Principal Sum: US$M

Interest Rate: variable

Nano Innovations Inc., a British Columbia corporation (“Nano”), having an executive office located at #430 - 850 Harbourside Drive, North Vancouver, British Columbia, V7P 0A3, FOR VALUE RECEIVED, acknowledges itself indebted and promises to pay to or to the order of t, of a t Street, t, British Columbia, t (the “Subscriber”), the sum of tThousand (US$t,000) Dollars in lawful money of the United States, or at such other place as Subscriber may designate by notice in writing to Nano, and to pay interest on the principal amount outstanding from time to time and all other amounts from time to time owing hereunder to the date of payment at a variable rate, pursuant to the terms of the Promissory Note. Such interest will be calculated annually, not in advance, and be payable in accordance with the terms and conditions of the Promissory Note.

article 1

INTERPRETATION

1.1 Terms Incorporated by Reference. Terms defined in the PPSA and not otherwise defined in this agreement (including without limitation the terms “accounts”, “accessions”, “chattel paper”, “consumer goods”, “document of title”, “equipment”, “fixtures”, “goods”, “instrument”, “intangible”, “inventory”, “money”, “proceeds” and “securities”) will have the same meaning herein, unless there is something in the subject matter or context inconsistent therewith.

1.2 Defined Terms. In this agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms will have the following meanings:

“Business Day” means a day on which banks are open for business in Vancouver, British Columbia which is not a Saturday or Sunday;

“Collateral” has the meaning set forth in Section 2.1(1);

“Intellectual Property” all trademarks, trademark registrations and pending trade mark applications, patents and pending patent applications and copyrights and other intellectual property including, without limitation, any Intellectual Property described in Schedule “B” hereto;

“Law” includes any law (including common law and equity), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body;

“Lien” includes any mortgage, pledge, lien, hypothecation, security interest or other encumbrance or charge (whether fixed, floating or otherwise) or title retention, any right of set-off and any deposit of moneys under any agreement or arrangement whereby such moneys may be withdrawn only upon fulfilment of any conditions as to the discharge of any other indebtedness or other obligation to any creditor, or any right of or arrangement of any kind with any creditor to have its claims satisfied prior to other creditors with or from the proceeds of any properties, assets or revenues of any kind now owned or hereafter acquired;

“Nano” has the meaning set forth in the recitals hereto;

“Negotiable Collateral” has the meaning set forth in Section 2.3(2);

“Obligations” has the meaning set forth in Section 2.2(1);

“Official Body” includes any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator whether foreign or domestic;

“person” includes an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or an Official Body;

“PPSA” means the Personal Property Security Act (British Columbia);

“Promissory Note” means any promissory note dated ◆, 2022 given by Nano in favour of the Subscriber;

“receiver” includes a receiver and a receiver-manager;

“Security Interest” has the meaning set forth in Section 2.2(1);

“Subscriber” has the meaning set forth in the recitals hereto; and

“this agreement”, “herein”, “hereof” and “hereunder” and similar expressions mean and refer to this general security agreement as supplemented or amended and not to any particular Article, Section, Schedule or other portion hereof; and the expressions “Article”, “Section” and “Schedule” followed by a number or letter mean and refer to the specified Article, Section or Schedule of this agreement.

1.3 Accounting Terms. All accounting terms not specifically defined in this agreement will be construed in accordance with generally accepted accounting principles.

1.4 Incorporation of Schedules. Schedules “A” to “C” hereto will, for all purposes hereof, form an integral part of this agreement.

1.5 Singular, Plural, etc. As used herein, each gender will include all genders, and the singular will include the plural and the plural the singular as the context will require.

1.6 Successors, etc. In this agreement:

(a)	reference to any body corporate will include successors thereto, whether by way of amalgamation or otherwise; and

(b)	references to any statute, enactment or legislation or to any section or provision thereof include a reference to any order, ordinance, regulation, rule or by-lay or proclamation made under or pursuant to that statute, enactment or legislation and all amendments, modifications, consolidations, re-enactments or replacements thereof or substitutions therefor from time to time.

1.7 Headings, etc. The division of this agreement into sections and subsections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation hereof.

article 2

SECURITY

2.1 Grant of Security. (1) Subject to Section 2.4, Nano mortgages and charges to the Subscriber as and by way of a fixed and specific mortgage and charge, pledges to the Subscriber, assigns and transfers to the Subscriber as and by way of a specific transfer and assignment, and grants to Subscriber a security interest in all Nano’s right, title and interest in and to all of Nano’s present and after acquired personal property, except Intellectual Property (collectively, the “Collateral”, all references thereto in this agreement including any part thereof) including, without limitation, any and all of Nano’s:

(a)	inventory;

(b)	equipment, fixtures and other goods of every kind and description, including without limitation the goods described in Schedule “A” hereto, all licences and other rights and all records, files, charts, plans, drawings, specifications, manuals and documents relating thereto;

(c)	accounts due or accruing due and all agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating thereto;

(d)	money, documents of title, chattel paper, instruments and securities;

(e)	intangibles, including without limitation all security interests, goodwill, choses in action and other contractual benefits;

(f)	substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Sections 2.1(1)(a)-(e) inclusive; and

(g)	proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Sections 2.1(1)(a)-(f) inclusive or the proceeds therefrom.

(2) Without limiting the generality of the foregoing, the Collateral will include all personal property of Nano now or hereafter located on or about or in transit to or from the locations set out in Schedule “C” hereto. Nano will promptly inform the Subscriber in writing of any locations at which the Collateral consisting of tangible personal property may from time to time be located.

2.2 Obligations Secured. (1) The mortgages, charges, pledges, transfers, assignments and security interest granted by this agreement (collectively, the “Security Interest”) secure payment to the Subscriber of the principal amount hereof, interest thereon and all other amounts from time to time owing hereunder or pursuant hereto and performance by Nano of all of his obligations hereunder (collectively, and together with the expenses, costs and charges set out in Section 2.2(2), the “Obligations”).

(2) All reasonable expenses, costs and charges incurred by or on behalf of the Subscriber in connection with this agreement, the Security Interest or the realization of the Collateral, including all legal fees (on a solicitor and his own client basis), court costs, receiver’s or agent’s remuneration and other reasonable expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral, will be added to and form a part of the Obligations.

2.3 Attachment. (1) Nano by execution hereof and the Subscriber by acceptance hereof acknowledges that (i) value has been given, (ii) Nano has rights in the Collateral (other than after-acquired Collateral), (iii) they have not agreed to postpone the time of attachment of the Security Interest, and (iv) Nano has received a duplicate original copy of this agreement. Neither the execution hereof nor any filing with respect hereto will obligate the Subscriber to grant any credit to Nano, but the Security Interest will take effect forthwith upon execution hereof by Nano.

(2) If Nano acquires Collateral consisting of chattel paper, instruments, securities or negotiable documents of title (collectively, “Negotiable Collateral”) after the date hereof, Nano will, forthwith upon receipt by Nano, deliver to the Subscriber notice of receipt of such Negotiable Collateral and will, at the request of Subscriber (i) cause the transfer thereof to the Subscriber to be registered wherever, in the reasonable opinion of the Subscriber, such registration may be required or advisable, (ii) duly endorse the same for transfer in blank or as the Subscriber may direct, and (iii) forthwith deliver to the Subscriber any and all consents or other instruments or documents which may be necessary to effect the transfer of the Negotiable Collateral to the Subscriber or any third party.

(3) Nano will promptly inform the Subscriber in writing of the acquisition by Nano of any property that is not adequately described herein, and Nano will execute and deliver at his own expense from time-to-time amendments to this agreement or the schedules hereto or additional security agreements or schedules as may be required by the Subscriber in order that the Security Interest will attach to such property.

2.4 Scope of Security Interest. (1) Nothing in Section 2.1 will be construed as an attempt by Nano to assign (which term will include a sub-lease, mortgage, pledge or charge) any lease, agreement, account, claim, demand or chose in action which, as a matter of Law or by its terms, is non-assignable without the consent of some other person unless such consent has been obtained. Nano will forthwith obtain such consent and, until such consent has been obtained, the Security Interest will not attach to such lease, agreement, account, claim, demand or chose in action but Nano will hold his interest therein in trust to assign or dispose thereof as the Subscriber may direct. Forthwith upon such consent being obtained, the Security Interest will apply to such lease, agreement, account, claim, demand or chose in action without the necessity of any further action or assurance on the part of any person.

(2) Until the Security Interest becomes enforceable, the grant of the Security Interest in the Intellectual Property will not affect in any way Nano’s rights to commercially exploit the Intellectual Property, to defend the Intellectual Property, to enforce Nano’s rights therein or with respect thereto against third parties in any court or to claim and be entitled to receive any damages with respect to any infringement thereof.

(3) The Security Interest will not extend to consumer goods.

(4) The Security Interest will not extend or apply to the last day of any term of years reserved by any lease now held or hereafter acquired by Nano, but Nano will stand possessed of any such reversion upon trust to assign or dispose thereof as the Subscriber may direct.

(5) The Subscriber will neither be deemed in any manner to have assumed any obligation of Nano under any lease or any contract nor will the Subscriber be liable to any Official Body or contract counterparty by reason of any default by any person under any lease, contract or otherwise. Nano agrees to indemnify and hold the Subscriber harmless of and from any and all liability, loss or damage which he may or might incur by reason of any claim or demand against him based on the Subscriber’s alleged assumption of Nano’s duty and obligation to perform and discharge the terms, covenants and agreements in any lease, contract or otherwise.

(6) It is expressly acknowledged by Nano that, notwithstanding any right or authority granted to Nano in this agreement or in any other agreement or instrument to deal with the Collateral, it is the intention of Nano and the Subscriber that (i) the Security Interest will operate and be construed as a fixed and specific charge of all Collateral in respect of which Nano presently has rights, and as a fixed and specific charge of all after-acquired Collateral that will attach forthwith upon Nano acquiring rights therein, and (ii) the Security Interest will neither operate nor be construed as a floating charge.

2.5 Subscriber’s Care and Custody of Collateral. (1) Except as required by any mandatory provision of the PPSA, the Subscriber will not be bound to collect, dispose of, realize, protect or enforce any of Nano’s right, title and interest in and to the Collateral or to institute proceedings for the purpose thereof and, without limiting the generality of the foregoing, the Subscriber will not be required to take any steps necessary to preserve rights against other persons in respect of any Negotiable Collateral.

(2) The Subscriber will have no obligation to keep Collateral in his possession identifiable.

(3) The Subscriber may, after the Security Interest becomes enforceable, (i) notify any person obligated on an account or on chattel paper or any obligor on an instrument to make payment thereunder to the Subscriber whether or not Nano were theretofore making collections thereon, and (ii) assume control of any proceeds arising from the Collateral.

2.6 Nano’s Dealings with Collateral. Nano will not, without the prior written consent of the Subscriber, sell, exchange, lease, release or abandon or otherwise dispose of the Collateral, or create, assume or permit to remain outstanding any Lien in, on or of the Collateral, except for the sale or lease of inventory in the ordinary course of business and for the purpose of carrying on the same. Any proceeds of such sale or lease will be held by Nano in trust for the Subscriber and, at the request of the Subscriber, will be paid immediately to the Subscriber.

article 3

ENFORCEMENT

3.1 Default. The Security Interest will be enforceable against Nano if and when Nano fails to repay or perform any of the Obligations on demand or otherwise when due and payable or to be performed. If there is any conflict with respect to repayment or performance of any Obligations hereunder between this agreement and the Loan Agreement, the provisions of the Loan Agreement will prevail.

3.2 Remedies. Whenever the Security Interest has become enforceable, the Subscriber may realize upon the Collateral and enforce the rights of the Subscriber by any remedy or proceeding authorized or permitted by Law (subject in all cases to any mandatory provision of the PPSA), and without limiting the generality of the foregoing the Subscriber may:

(a)	enter without notice to Nano onto any premises where Collateral consisting of tangible personal property may be located, and enter into possession and remove the Collateral by any method permitted by Law;

(b)	sell, lease or otherwise dispose of the Collateral;

(c)	collect any proceeds arising in respect of the Collateral;

(d)	collect, realize upon or sell or otherwise deal with the accounts;

(e)	exercise any contractual, legal or other rights or interests of Nano under the Collateral;

(f)	pay any Lien that may exist or be threatened against the Collateral, in which event such amount and any costs, charges and expenses incurred in connection therewith will be added to the Obligations;

(g)	appoint by instrument in writing a receiver or agent of the Collateral and remove or replace such receiver or agent from time to time;

(h)	institute proceedings in any court of competent jurisdiction for the appointment of a receiver of the Collateral;

(i)	institute proceedings in any court of competent jurisdiction for sale or foreclosure of the Collateral; and

(j)	file proofs of claim and other documents to establish claims in any proceeding relating to Nano.

Such remedies may be exercised from time to time separately or in combination and are in addition to and not in substitution for any other rights of the Subscriber however created. The Subscriber may proceed by way of any action, suit or other proceeding available at Law and no right, remedy or power of the Subscriber will be exclusive of or dependent on any other. The Subscriber may exercise any of his rights, remedies or powers separately or in combination and at any time. The Subscriber will not be bound to exercise any such right or remedy, and the exercise of such rights and remedies will be without prejudice to the rights of the Subscriber in respect of the Obligations including the right to claim for any deficiency.

3.3 Additional Rights. In addition to the remedies of the Subscriber set forth in Section 3.2, the Subscriber may, whenever the Security Interest has become enforceable:

(a)	where commercially reasonable, require Nano, at Nano’s expense, to assemble the Collateral at a place or places designated by notice in writing given by the Subscriber to Nano;

(b)	require Nano, by notice in writing given by the Subscriber to Nano, to disclose to the Subscriber the location or locations of the Collateral;

(c)	repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of Nano or otherwise;

(d)	carry on all or any part of the business of Nano and, to the exclusion of all others including Nano, enter upon, occupy and use all or any of the premises, buildings, plant, undertaking and other property of or used by Nano for such time as the Subscriber sees fit, free of charge, and the Subscriber will not be liable to Nano for any act or omission in so doing (other than gross negligence or wilful misconduct) or for any rent, charges, depreciation or damages incurred in connection therewith or resulting therefrom;

(e)	borrow for the purpose of carrying on the business of Nano or for the maintenance, preservation or protection of the Collateral and mortgage, charge, pledge or grant a Lien in, on or of the Collateral, whether or not in priority to the Security Interest, to secure repayment;

(f)	demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give valid and effectual receipts and discharges therefor and compromise or give time for the payment or performance of all or any part of the accounts or any contract or other obligation of any third party to Nano; and

(g)	participate in any recapitalization, reclassification, reorganization, consolidated, redemption, share split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any other money or property received in exchange for the Collateral will be held by the Subscriber thereafter as part of the Collateral pursuant to the provisions hereof.

3.4 Concerning the Receiver. (1) Any receiver appointed by the Subscriber will be vested with the rights and remedies that could have been exercised by the Subscriber in respect of Nano or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any instrument or instruments supplemental thereto. The identity of the receiver, any replacement thereof and any remuneration thereof will be within the sole and unfettered discretion of the Subscriber.

(2) Any receiver appointed by the Subscriber will act as agent for the Subscriber for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below) as agent for Nano. The receiver may sell, lease or otherwise dispose of Collateral as agent for Nano or as agent for the Subscriber as the Subscriber may determine in his discretion. Nano agrees to ratify and confirm all actions of the receiver acting as agent for Nano, and to release and indemnify the receiver in respect of all such actions.

(3) The Subscriber in appointing or refraining from appointing any receiver will not incur liability to the receiver, Nano or otherwise and will not be responsible for any misconduct or negligence of such receiver.

3.5 Appointment of Attorney. Nano irrevocably appoints the Subscriber (and any officer thereof) as attorney of Nano (with full power of substitution) to exercise in the name and on behalf of Nano, after the Security Interest becomes enforceable, any of Nano’s right (including the right of disposal), title and interest in and to the Collateral including the execution, endorsement and delivery of any agreements, documents, instruments, securities, documents of title and chattel paper and any notices, receipts, assignments or verifications of the accounts. All acts of any such attorney are ratified and approved, and such attorney will not be liable for any act, failure to act or any other matter or thing in connection therewith, except for its own negligence or wilful misconduct.

3.6 Dealing with the Collateral and the Security Interest. (1) The Subscriber will not be obliged to exhaust his recourse against Nano or any other person or persons or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Subscriber may consider desirable.

(2) The Subscriber may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with Nano and with other parties, sureties or securities as the Subscriber may see fit without prejudice to the Obligations or the rights of the Subscriber in respect of the Collateral.

(3) The Subscriber will not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of the Subscriber, Nano or any other persons in respect thereof, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal therewith, and (iv) bound to protect the Collateral from depreciating in value or becoming worthless; except in any such case where same is attributable to the gross negligence or wilful misconduct of the Subscriber.

3.7 Standards of Disposition. Without prejudice to the ability of the Subscriber to dispose of the Collateral in any manner which is commercially reasonable, Nano acknowledges that a disposition of Collateral by the Subscriber which takes place substantially in accordance with the following provisions will be deemed to be commercially reasonable:

(a)	Collateral may be disposed of whether or not the Subscriber has taken possession thereof;

(b)	Collateral may be disposed of in whole or in part;

(c)	Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(d)	any purchaser or lessee of Collateral may be a customer of the Subscriber;

(e)	a disposition of Collateral may be on such terms and conditions as to credit, deferred payment or otherwise as the Subscriber, in his sole discretion, may deem advantageous;

(f)	the Subscriber may establish an upset or reserve bid or price in respect of the Collateral; and

(g)	the Subscriber may buy in, rescind or vary any contract for the disposition of Collateral and may dispose of any Collateral again without being obligated to account or answerable for any gain or loss occasioned thereby.

3.8 Dealings by Third Parties. No person dealing with the Subscriber or his agent or a receiver will be required (i) to determine whether the Security Interest has become enforceable, (ii) to determine whether the powers which the Subscriber or such agent or receiver is purporting to exercise have become exercisable, (iii) to determine whether any money remains due to the Subscriber by Nano, (iv) to determine the necessity or expediency of the stipulations and conditions subject to which any sale or lease will be made, (v) to determine the propriety or regularity of any sale or of any other dealing by the Subscriber or such agent or receiver with the Collateral, or (vi) to see to the application of any money paid to the Subscriber or such agent or receiver.

3.9 Statutory Waiver. To the fullest extent permitted by Law, Nano waives all of the rights, benefits and protection provided to it by any statute that imposes limitations upon the rights, remedies or powers of a secured party.

article 4

GENERAL

4.1 Discharge. The Security Interest will be discharged upon, but only upon, full payment and performance of the Obligations and at the request and at the expense of Nano. The Subscriber will execute and deliver to Nano such releases and discharges as Nano may reasonably require.

4.2 Advances. It is acknowledged that the principal moneys may be advanced in one or more tranches and that this agreement will secure the ultimate balance owing by Nano to the Subscriber and will enjoy the priority given by the Property Law Act (British Columbia) until the Subscriber has delivered to Nano a registrable discharge hereof. Neither the preparation, execution or registration of this agreement nor the advance in part of the monies intended to be secured will bind the Subscriber to advance any monies or further monies hereunder; but nevertheless the Security Interest will become effective immediately upon execution hereof.

4.3 No Merger, etc. No judgment recovered by the Subscriber will operate by way of merger of or in any way affect the Security Interest, which is in addition to and not in substitution for any other security now or hereafter held by the Subscriber in respect of the Obligations.

4.4 Waivers, etc. No amendment, consent or waiver by the Subscriber will be effective unless made in writing and signed by an authorized officer of the Subscriber and then such amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

4.5 Further Assurances. Nano will from time to time, whether before or after the Security Interest will have become enforceable, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Subscriber may reasonably require for protecting the Collateral or perfecting the Security Interest and for exercising all powers, authorities and discretions conferred upon the Subscriber, and Nano will from time to time after the Security Interest has become enforceable do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Subscriber may require for facilitating the sale of or other dealing with the Collateral in connection with any realization thereof.

4.6 Notice. All notices, requests, demands, directions and communications (in this section, “notices”) hereunder will be sent by telecopy or hand delivered and will be effective when received if received before 3:00 p.m. (Vancouver time) on a Business Day or, if not, on the next following Business Day. All notices will be given to the respective addresses on page 1 or, in either case, in accordance with any unrevoked written direction as to a change of address.

4.7 Successors and Assigns. This agreement will be binding upon Nano, his successors and permitted assigns, and will enure to the benefit of the Subscriber and his successors and permitted assigns. This agreement is a negotiable instrument and all holders hereof from time to time are invited by Nano to treat it accordingly. Nothing in this agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this agreement on any persons other than the parties and their respective successors and permitted assignees, nor is anything in this agreement intended to relieve or discharge the obligation or liability of any third party to any party to this agreement, nor will any provisions give any third party any right of subrogation or action over or against any party to this agreement.

4.8 Severability. If and to the extent that any provision hereof conflicts with any mandatory provision of the PPSA (including without limitation an exclusion or purported exclusion of a duty or onus imposed by the PPSA or a limitation or purported limitation of the liability of or the amount of damages recoverable from a person who has failed to discharge a duty or obligation imposed by the PPSA), such provision of the PPSA will govern. The provisions of this agreement are intended to be severable. If any provision of this agreement will be held invalid or unenforceable in whole or in part in any jurisdiction, such provision will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the validity or enforceability of the remaining provisions hereof in any jurisdiction.

4.9 Governing Law. This agreement will be governed by and construed in accordance with the applicable laws of the Province of British Columbia and of Canada and will be treated in all respects as a British Columbia contract and must be litigated in the courts of British Columbia.

4.10. Acknowledgement of Nano. Nano hereby acknowledges receipt of a copy of this agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF Nano Innovations Inc. has duly executed this General Security Agreement under the hand of its proper officer duly authorized in that behalf as of the tth day of May, 2022.

The corporate seal of		)
Nano Innovations Inc.	)
was affixed here in the presence of:	)
		)	C/S
)
)
Authorized Signatory		)

SCHEDULE “A”

Schedule “A” to that certain General Security Agreement granted by Nano Innovations Inc.

in favour of M

made as of the ◆th day of May, 2022.

Description of Goods

SCHEDULE “B”

Schedule “B” to that certain General Security Agreement granted by Nano Innovations Inc.

in favour of M

made as of the ◆th day of May, 2022.

(number of pages including this one: 1)

Intellectual Property

None and specifically excluded.

SCHEDULE “C”

Schedule “C” to that certain General Security Agreement granted by Nano Innovations Inc.

in favour of M

made as of the ◆th day of May, 2022.

Locations

1.	#430 - 850 Harbourside Drive

North Vancouver, British Columbia

V7P 0A3

2.

APPENDIX E

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of November [   ], 2021, between Nano Innovations Inc., a British Columbia corporation (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of [   ], 2021 between the Company and each Purchaser (the “Purchase Agreement”).

In consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchasers agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 4(d).

“Commission” means the Securities and Exchange Commission.

“Conversion Shares” means the Common Shares issuable upon conversion of the Note.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement required to be filed hereunder, the 105th calendar day following the Filing Deadline and with respect to any additional Registration Statements which may be required pursuant to Section 2(c), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Deadline falls on a day that is not a Trading Day, then the Effectiveness Deadline shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Deadline” means, (i) with respect to the Initial Registration Statement, the 45th calendar day following the approval for listing on any Trading Market and effectiveness of the registration statement in connection with the Company’s Liquidity Event, and (ii) with respect to any additional Registration Statements which may be required pursuant to Section 2(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to Section 2(a) of this Agreement.

“Losses” shall have the meaning set forth in Section 6(a).

“Note” shall have the same meaning set forth in the Purchase Agreement.

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all of the Conversion Shares then issued and issuable upon conversion in full of the Notes (b) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (c) any additional Common Shares issued and issuable in connection with any anti-dilution provisions in the Warrants (in each case, without giving effect to any limitations on exercise set forth in the Warrants), and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (i) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (ii) such Registrable Securities have been sold in accordance with Rule 144 and the Company has delivered certificates representing such securities that no longer bear a legend and/or for which the Transfer Agent has not instituted a stop order restricting further transfer, or (iii) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise or conversion of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company, as reasonably determined by the Company, upon the advice of counsel to the Company).

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission providing for offering securities on a continuous or delayed basis.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 4(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrant” shall have the same meaning as set forth in the Purchase Agreement.

“Warrant Shares” means Common Shares issuable upon the exercise of the Warrants.

2. Required Registration.

(a) The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the Commission a Registration Statement covering the resale of all of the Registrable Securities (the “Initial Registration Statement”); provided that the Initial Registration Statement shall register for resale at least the number of Common Shares equal to 125% of the sum of (i) the maximum number of Common Shares issuable upon conversion of the Note at the initial conversion price thereof and (ii) the maximum number of Common Shares issuable upon exercise of the Warrant (the “Initial Required Registration Amount”). Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)) and shall contain (unless otherwise directed by Holders of a majority of the outstanding Registrable Securities) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall cause each Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Deadline, and shall keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by such Registration Statement no longer constitute Registrable Securities or (ii) the two year anniversary of the date of this Agreement (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day. The Company shall promptly notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. Eastern Time on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holders within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

(b) Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); with respect to filing on Form S-3 or other appropriate form; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding the obligations of the Company under this Section 2(b), the provisions of Section 2(d) shall apply with respect to the payment of the Liquidated Damages.

(c) Notwithstanding any other provision of this Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise (i) directed in writing by a Holder as to its Registrable Securities, or (ii) directed by the Commission as to the limitations or restrictions that it would require, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included by any Person other than a Holder;

b.	Second, the Company shall reduce or eliminate Registrable Securities contemplated by clause (c) of the definition of Registrable Securities (applied, in the case that only some such Registrable Securities may be registered, to the Holders on a pro rata basis based on the total number of such unregistered Registrable Securities held by such Holders); and

c.	Third, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that only some such Registrable Securities may be registered, to the Holders on a pro rata basis based on the total number of such unregistered Registrable Securities held by such Holders); and

d.	Fourth, the Company shall reduce Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, or determines to file an additional Registration Statement, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, as a result of any cutback of Registrable Securities of the Holders or any Registrable Securities not included in the Initial Registration Statement. In any additional Registration Statement filed because of a cutback in the number of Registrable Securities included in the Initial Registration Statement, all holders of Common Shares included in such additional Registration Statement shall be subject to any additional cutbacks that may be required by the Commission on a pro rata basis.

(d) If: (i) the Initial Registration Statement is not filed on or prior to its Filing Deadline, or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) a Registration Statement registering for resale all of the Initial Required Registration Amount is not declared effective by the Commission by the Effectiveness Deadline of the Initial Registration Statement, or (iv) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iii), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iv) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date until the applicable Event is cured, the Company shall pay to Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of (1) 2.00% multiplied by (2) the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for all Registrable Securities that are then not covered by a Registration Statement that is then effective and available for use by such Holder (the “Liquidated Damages”). The parties agree that notwithstanding anything to the contrary herein or in the Purchase Agreement, no liquidated damages shall be payable due to any Holder’s actions that delay or prevent the Company from performing its obligations under this Agreement.

The Liquidated Damages shall accrue pursuant to the terms hereof on a daily pro rata basis for any portion of a month prior to the cure of an Event. Further, amounts payable as Liquidated Damages to each Holder hereunder with respect to each share of Registrable Securities shall cease when the Purchaser no longer holds such shares of Registrable Securities. No Event shall be deemed to occur or continue if such Registration Event is caused by delays which are solely attributable to (i) the failure of a Holder to timely advise the Company of any information regarding such Holder for inclusion in the Registration Statement, but any such failure shall apply only to that particular Holder, or (ii) the resolution of comments from the Commission pertaining to the Holders.

For the purposes of clarity, it is hereby agreed that Liquidated Damages shall not accrue during, and none shall be due as a result of, any period not to exceed (i) five (5) consecutive days or (ii) ten (10) days in total during any twelve month period (such periods, an “Allowed Delay”) during which the Prospectus included in any Registration Statement contemplated by this Registration Rights Agreement is suspended or otherwise unavailable.

(e) If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, if at all, during the Effectiveness Period; provided that the Company shall only be required to maintain the effectiveness of the Registration Statement then in effect until the earlier of (A) such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission or (B) the expiration of the Effectiveness Period.

3. Company Obligations. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than two (2) Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. Notwithstanding the above, the Company shall not be obligated to provide the Holders advance copies of any universal shelf registration statement registering securities in addition to those required hereunder, or any Prospectus prepared thereto.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto, and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of Common Shares then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Deadline, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement has been filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, in each case, after the such Registration Statement has been declared effective, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(e) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the Company has given notice pursuant to Section 3(d).

(g) The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any such Holder.

(h) Prior to any resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j) Upon the occurrence of any event contemplated by clause (v) or (vi) of Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(k) Comply with all applicable rules and regulations of the Commission.

(l) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of Common Shares beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended until such information is delivered to the Company.

4. Obligations of the Holders.

(a) Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not less than ten (10) days prior to the Filing Deadline or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with Section 3(a). Each Holder shall furnish in writing to the Company such additional information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, and shall execute such documents in connection with such registration, as shall be reasonably required to effect the registration of such Registrable Securities. A Holder shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement. The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement, and no Event shall be deemed to occur and or continue solely as a result of the failure to include the Registrable Securities of such Holder in the Registration Statement, if such Holder fails to furnish to the Company a fully completed Selling Stockholder Questionnaire at least two (2) Business Days prior to the Filing Deadline.

(b) Each Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Each Holder agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay or (ii) the happening of an event pursuant to Section 3(d)(iii) – (vi) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

5. Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Shares are then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

6. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Shares), investment advisors and employees of the Company, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents, investment advisors and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (A) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein (it being understood that such information shall only consist of the name of the Holder, the number of offered shares (excluding percentages), the address and other information with respect to the Holder and the information included on Annex A hereto, each only to the extent which such information appears in an effective Registration Statement or any Prospectus) or (B) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 4(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 7(e).

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (i) such Holder’s failure to comply with any applicable prospectus delivery requirements of the Securities Act through no fault of the Company or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus (it being understood that such information shall only consist of the name of the Holder, the number of offered shares (excluding percentages), the address and other information with respect to the Holder and the information included on Annex A hereto, each only to the extent which such information appears in an effective Registration Statement or any Prospectus), such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), to the extent, but only to the extent, related to the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 4(d). In no event shall the liability of any selling Holder under this Section 6(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation, except in the case of fraud or willful misconduct by such Holder.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within thirty (30) calendar days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute pursuant to this Section 6(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(e) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) Prohibition on Filing Other Registration Statements. The Company shall not, other than as provided in the Purchase Agreement, file any other registration statements (specifically excluding a registration statement on Form S-8) until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 7(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement and shall not prohibit the Company from filing a registration statement on Form S-3 or other available form for a primary offering by the Company, provided that the Company makes no offering of securities pursuant to such registration statement prior to the effective date of the Registration Statement required hereunder that includes all of the Registrable Securities.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 51% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security). If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 7(c). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(f) [Intentionally Omitted]

(g) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NANO INNOVATIONS INC.

By:
	Name:	Yanguang Yuan
	Title:	Chief Executive Officer

[Signature Page of Holders Follows]

[SIGNATURE PAGE OF HOLDERS TO WORKSPORT RRA]

Name of Holder: __________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: __________________________________

Title of Authorized Signatory: __________________________________

[Signature Pages Continue]

APPENDIX F

[FORM OF LOCK-UP /LEAK-OUT AGREEMENT]

TBD

SCHEDULE A

Name	Date	Type of Security	Principal (USD)	Commission
Oasis	14-Dec-21	Convertible Note and Warrants	500,000.00	8.00%
Michael Bigger	21-Dec-21	Convertible Note and Warrants	1,000,000.00	8.00%
District 2 Capital	21-Dec-21	Convertible Note and Warrants	1,000,000.00	8.00%
GPL	21-Dec-21	Convertible Note and Warrants	500,000.00	8.00%
Aikido Labs	14-Jan-22	Convertible Note and Warrants	750,000.00	8.00%
The Spencer Martin Foley Trust	14-Jan-22	Convertible Note and Warrants	200,000.00	8.00%
Xin Wang	14-Jan-22	Convertible Note and Warrants	120,000.00	8.00%
Beverly Vorhees Foley Revocable Trust	14-Jan-22	Convertible Note and Warrants	100,000.00	8.00%
Sarah Hassan	14-Jan-22	Convertible Note and Warrants	100,000.00	8.00%
Brian Rhodes	14-Jan-22	Convertible Note and Warrants	50,000.00	8.00%
Simon Becker	14-Jan-22	Convertible Note and Warrants	50,000.00	8.00%
Emmis Capital	14-Jan-22	Convertible Note and Warrants	50,000.00	8.00%
Li Te-Wei	14-Jan-22	Convertible Note and Warrants	50,000.00	8.00%
Sanjoy Chatterjee	14-Jan-22	Convertible Note and Warrants	25,000.00	8.00%
Kristopher Lakin	14-Jan-22	Convertible Note and Warrants	25,000.00	8.00%
Dylan Hoffman	14-Jan-22	Convertible Note and Warrants	10,000.00	8.00%
James Balk	14-Jan-22	Convertible Note and Warrants	10,000.00	8.00%
Kenneth Greenburg	14-Jan-22	Convertible Note and Warrants	10,000.00	8.00%
MMRB LLC	14-Jan-22	Convertible Note and Warrants	10,000.00	8.00%
Terry Hoffman	14-Jan-22	Convertible Note and Warrants	10,000.00	8.00%
1367054 Alberta Ltd.	27-May-22	Convertible Note and Warrants	383,806.29	-
Greenburg Equity Investments, LLC	09-Sep-22	Convertible Note and Warrants	300,000.00	8.00%
Orion 4, LLC	09-Sep-22	Convertible Note and Warrants	50,000.00	8.00%
Michael Bartnicki	09-Sep-22	Convertible Note and Warrants	25,000.00	8.00%
Proactive Capital Partners, LP	09-Sep-22	Convertible Note and Warrants	100,000.00	8.00%
Grzegorz Ombach	12-Sep-22	Convertible Note and Warrants	100,000.00	-
Jason Montpetit	17-Oct-22	Convertible Note and Warrants	100,000.00	-
IRPC Holdings Corporation	25-Nov-22	Convertible Note and Warrants	25,000.00	-
Total			$5,653,806.29